This copy of the document filed as an Exhibit excludes certain identified information because such information is both (i) not material and (ii) would likely cause competitive harm if publicly disclosed. Omissions are designated by the symbol […***…]. The Boeing Company P.O. Box 3707 Seattle, WA 98124 2207 Page 1 BOEING PROPRIETARY WJE-PA-05130-LA-2105268 Allegiant Air, LLC 1201 N. Town Center Drive Las Vegas, NV 89144 Subject: […***…] Reference: Purchase Agreement No. PA-05130 (Purchase Agreement) between The Boeing Company (Boeing) and Allegiant Air, LLC (Customer) relating to Model 737-8-200 and 737-7 aircraft (Aircraft) This letter agreement (Letter Agreement) amends and supplements the Purchase Agreement. All terms used but not defined in this Letter Agreement will have the same meaning as in the Purchase Agreement. 1. […***…]. […***…]. 2. Demonstration of Compliance. Article 5.4 of the AGTA and the Performance Guarantees provide a procedure for demonstration of compliance with the Performance Guarantees prior to Aircraft delivery. That method will be used to demonstrate compliance with the Payload Guarantee. 3. Rights and Obligations […***…]. […***…] at the time Boeing tenders that Aircraft for delivery, Boeing will […***…] set forth in Article 4 and/or 5. Customer cannot refuse to accept delivery of such Aircraft […***…]. 4. Post Delivery Improvements […***…]. […***…] the following terms and conditions will apply: 4.1 Boeing may design, or may cause the engine manufacturer to design, airframe improvement parts and/or engine improvement parts (Improvement Parts) or provide other Aircraft capability […***…].

WJE-PA-05130-LA-2105268 Page 2 BOEING PROPRIETARY 4.2 If Boeing elects to provide, or to cause to be provided, Improvement Parts for such Aircraft, then Customer and Boeing will agree upon the details of an Improvement Parts program. Improvement Parts will be provided, except those provided by the engine manufacturer, […***…]. Unless agreed to otherwise, Improvement Parts provided by the engine manufacturer will […***…]. Boeing and/or the engine manufacturer, as applicable, will provide […***…] Customer. 4.3 If Customer elects to install Improvement Parts on such Aircraft, they will be installed within […***…] after the delivery of such Improvement Parts to Customer if such installation can be accomplished during Aircraft line maintenance. Improvement Parts which cannot be installed during Aircraft line maintenance will be installed within a mutually agreed period of time. All Improvement Parts must be installed according to Boeing and the engine manufacturer instructions. 4.4 Boeing will provide and/or will cause the engine manufacturer to provide […***…] Customer’s […***…] at the time of installation between Boeing and Customer or the engine manufacturer and Customer, as applicable. Improvements related to engines will […***…] Customer. Boeing and/or the engine manufacturer, as applicable, will give Customer reasonable advance written notice of the estimated on-dock date at Customer’s maintenance base for any such Improvement Parts. […***…]. 5. […***…]. […***…]. 5.1 […***…]. 5.1.1 […***…]: Monthly Payload […***…] = […***…] The following definitions will apply: […***…] 5.1.2 Customer will provide to Boeing, within […***…] following the end of each Annual Period, the NFm data for each month in the Annual Period in a single summarized submittal for all applicable Aircraft. 5.1.3 Boeing will review the NF data and may request additional information from Customer to further substantiate the NF data. Such additional information will not be unreasonably requested by Boeing, nor unreasonably withheld by Customer. 5.1.4 […***…]. 5.2 […***…].

WJE-PA-05130-LA-2105268 Page 3 BOEING PROPRIETARY 5.3 […***…]. 6. Duplication of Benefits. Boeing and Customer agree it is not the intent of the parties to provide benefits hereunder that duplicate the benefits to be provided (a) by Boeing under the Purchase Agreement, or any other agreement between Boeing and Customer, or (b) by the engine manufacturer under any agreement between engine manufacturer and Customer, due to the Aircraft not satisfying any performance metric similar to the Payload Guarantee or any performance metric that otherwise impacts payload. Boeing may offset its obligation to provide benefits hereunder against the benefits provided or to be provided to Customer by the engine manufacturer or Boeing pursuant to such other guarantee. 7. Exclusive Remedy. Customer agrees that the remedies contained in Articles 4 and 5 herein are Customer’s exclusive remedies with respect to the Payload Guarantee and are in lieu of all other rights, remedies, claims and causes of action Customer may have, arising at law or otherwise under the Payload Guarantee. 8. Assignment. Notwithstanding any other provisions of the Purchase Agreement, the rights and obligations described in this Letter Agreement are provided to Customer in consideration of Customer becoming the operator of the Aircraft and cannot be assigned, in whole or in part, without the prior written consent of Boeing. 9. Confidentiality. The information contained herein represents confidential business information and has value precisely because it is not available generally or to other parties. Customer will limit the disclosure of its contents to (i) Customer and Customer affiliates’ employees, officers and directors and (ii) Customer and Customer affiliates’ legal counsel, professional advisors and auditors subject to a duty of confidence or a non- disclosure undertaking, in each case with a need to know the contents for purposes of helping Customer perform its obligations under the Purchase Agreement and who understand they are not to disclose its contents to any other person or entity without the prior written consent of Boeing unless disclosure is required by applicable law or court order, in which case, Customer shall (i) notify Boeing in writing of such disclosure requirement or request prior to making such disclosure, and will take steps to protect the information contained herein, and (ii) use reasonable efforts to obtain redaction and confidential treatment for the disclosed information or parts thereof. In addition, with respect to disclosure of the contents hereof to third parties who may be or are involved with financing (in any form, including sale and lease-back) of Aircraft (and/or Advance Payments) under the Purchase Agreement, Customer shall be entitled to disclose such

WJE-PA-05130-LA-2105268 Page 4 BOEING PROPRIETARY information to such third party financiers, after consultation with Boeing, as the parties shall mutually agree (each acting reasonably and within industry and financing norms). If the foregoing correctly sets forth your understanding of our agreement with respect to the matters contained herein, please indicate your acceptance and approval below. ACCEPTED AND AGREED TO this Date: ALLEGIANT AIR, LLC THE BOEING COMPANY By: By: Name: Name: […***…] Title: Title: Attorney-In-Fact